Exhibit 1.01

Electronics For Imaging, Inc.

Conflict Minerals Report

For the Year Ended December 31, 2017

This Conflict Minerals Report of Electronics For Imaging, Inc. (the “Company”) for the year ended December 31, 2017 is presented pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule imposes certain reporting obligations when a registrant manufactures or contracts to manufacture products for which Conflict Minerals (as defined below) are necessary to the functionality or production of such products. Conflict Minerals are defined as cassiterite, columbite-tantalite (coltan), gold, wolframite, or their derivatives, which are limited to tin, tantalum, and tungsten.

The Company and Its Products

Unless the context otherwise requires, the “Company,” “EFI,” “we,” “our, and “us” refer to Electronics For Imaging, Inc. and its consolidated subsidiaries.

We are a world leader in customer-centric digital printing innovation focused on the transformation of the printing, packaging, ceramic tile decoration, and textile industries from the use of traditional analog based printing to digital on-demand printing.

Our products include industrial super-wide and wide format display graphics, corrugated packaging and display, textile, and ceramic tile decoration digital inkjet printers that utilize our digital ink, industrial digital inkjet printer parts, and professional services; print production workflow, web-to-print, cross-media marketing, fashion design, and business process automation solutions; and color printing digital front ends (“DFEs”) creating an on-demand digital printing ecosystem. Our ink includes digital ultra-violet curable, light emitting diode curable, ceramic, water-based, thermoforming, and specialty ink, as well as a variety of textile ink including dye sublimation, pigmented, reactive dye, acid dye, pure disperse dye, water-based dispersed printing ink, and coatings. Our award-winning business process automation solutions are integrated from creation to print and are vertically integrated with our industrial digital inkjet printers and products produced by the leading production digital color page printer manufacturers that are driven by our Fiery DFEs.

Our product portfolio includes industrial super-wide and wide format digital inkjet products (“Industrial Inkjet”) including VUTEk display graphics super-wide and wide format, Nozomi corrugated packaging, Reggiani textile, Cretaprint ceramic tile decoration and building material industrial digital inkjet printers and ink; print production workflow, web-to-print, cross-media marketing, Optitex textile two-dimensional and three-dimensional computer aided fashion design applications, and business process automation software (“Productivity Software”), which provides corporate printing, packaging, corrugated packaging, publishing, and mailing and fulfillment solutions for the printing and packaging industry; Fiery DFEs (“Fiery”), including the FreeFlow Print Server DFE, and Generation Digital print and fabric design software. Our integrated solutions and award-winning technologies are designed to automate print and business processes, streamline workflow, provide profitable value-added services, and produce accurate digital output.

We have determined that gold, tantalum and tin are necessary to the functionality or production of some of our manufactured products in our Industrial Inkjet, Productivity Software and Fiery portfolios.

We have adopted a policy relating to Conflict Minerals, incorporating the standards set forth in the Second Edition of the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related supplements for gold, tin, tantalum and tungsten (“OECD Framework”). The policy states that EFI will not knowingly purchase raw materials, subassemblies, or supplies that are known to contain Conflict Minerals that directly or indirectly finance or benefit armed groups in any of the Covered Countries (as defined below). Our policy further states that we will exercise due diligence with relevant suppliers consistent with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and encourage our suppliers to do likewise with their suppliers.

Our conflict minerals policy is posted at the Investor Relations section of our website at www.efi.com.

Reasonable Country of Origin Inquiry and Due Diligence Process

In accordance with the Rule, the Company undertook a reasonable country of origin inquiry (“RCOI”) regarding the Conflict Minerals in its manufactured products. This RCOI was reasonably designed to determine whether any of the Conflict Minerals originated in the Democratic Republic of the Congo, the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia, or Angola (collectively, the “Covered Countries”), and whether any of the Conflict Minerals may be from recycled or scrap sources (as defined by paragraph (d)(6) of Item 1.01 of Form SD). The Company also exercised due diligence on the source and chain of custody of the Conflict Minerals.

EFI’s supply chain with respect to our products is complex. There are many third parties in the supply chain between the ultimate manufacture of our products and the original sources of Conflict Minerals because EFI does not purchase Conflict Minerals directly from mines, smelters or refiners. We rely on our direct suppliers to provide information on the origin of the Conflict Minerals contained in components and materials supplied to us including sources of Conflict Minerals that are supplied to them from lower tier suppliers.

We designed our due diligence measures to be in conformity, in all material respects, with the framework in the OECD Framework.

Our RCOI and due diligence efforts included conducting a supply-chain survey with direct suppliers using the Electronics Industry Citizenship Coalition (“EICC”)/Global e-Sustainability Initiative (“GeSI”) Conflict Minerals Reporting Template (“CMRT”) to identify the smelters and refiners that contribute Conflict Minerals to our suppliers and follow up contact with those that did not respond to our initial inquiries and those that provided incomplete responses. We also performed a review of the smelter information provided by those suppliers that included such information in the collected surveys, determining whether the identified smelters are “known” smelters or have been identified as “conflict free” by the Responsible Minerals Assurance Process (“RMAP”) formerly the Conflict-Free Smelter Program EICC/GeSI Conflict Free Smelter Program for Conflict Minerals.

For the year ended December 31, 2017, we contacted 64 Tier 1 suppliers, which accounted for approximately 95% of our 2017 production supply spend on products that could contain gold, tin, tantalum or tungsten. We conducted a survey of these suppliers to determine whether gold, tin, tantalum or tungsten in components contained in our products may have originated in the Covered Countries or if they were from recycled or scrap sources. We also issued subsequent reminders for supplier survey non-responses. As a result of our efforts, we received responses from most of the suppliers surveyed and the majority of supplier survey responses listed the smelters/refiners used in their supply chain.

The responses contained varying degrees of information regarding the names and locations of smelters/refiners, which process necessary Conflict Minerals used in our suppliers’ products, which are ultimately incorporated into our products. We reviewed the responses and made further inquiries of our suppliers as necessary

Many of the responses received provided smelter or refinery information at a company or divisional level or were unable to specify the smelters or refiners used for products supplied to EFI. As a result, EFI is unable to determine whether any of the Conflict Minerals reported by our suppliers were contained in components or parts supplied to us or to validate that any of these smelters or refineries are actually in EFI’s supply chain. Through our participation in the Responsible Minerals Initiative (“RMI”), we continue to support independent third party audits through the RMI or other third party certification schemes.

Our due diligence process includes participation in RMI and following the OECD Framework. We requested that our suppliers complete the CMRT survey in order to obtain information about Conflict Minerals smelters or refiners in our supply chain. We have determined that these actions represent the most reasonable effort we can make to determine the mines or locations of origin of the Conflict Minerals in our supply chain.

Although the majority of survey responses provided smelter and refiner data, some responses did not completely list all the smelters or refiners used in their supply chain. We analyzed and compared the Conflict Minerals smelter and refiner data we received against information obtained from the RMI database. For the calendar year 2017, our due diligence identified 307 smelters and refiners as potential sources of Conflict Minerals that were reported to be in our supply chain.

In order to provide compliance status, we completed further analysis of the 307 smelters and refiners, of which 260 have been certified as conflict-free compliant by the RMI approved program or are known to be legitimate smelters that the RMI outreach program categorizes as active in the process of obtaining an audit, or communicating with RMI but have yet to be certified. The remaining 47 are smelters or refiners that have been allocated a Smelter Identification CID number but are not currently active in the RMI program. For 2017, our due diligence identified the information set forth in the following table:

Metal	Number of Refiners/Smelters	Number of RMAP Certified or Active Refiners/Smelters
Gold	142	107
Tantalum	40	40
Tin	80	72
Tungsten	45	41
Total	307	260

RMAP compliance results are as of May 29, 20178    The data above was obtained from the non-public (member only access) RMI Data Exchange Forum as of May 29, 2018.

Based on the information provided by our suppliers, we believe that the facilities that may have been used to process the minerals in our products include the smelters listed in Appendix I. Based on our due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of the Conflict Minerals in our products or whether the minerals in our products are from recycled or scrap sources. However, based on the information provided by our suppliers, as well as from the RMI and other sources, we believe that the countries of origin of the Conflict Minerals contained in our products may include the countries listed in Appendix II below as well as recycled and scrap sources.

The Company’s efforts to determine the mine(s) or location of origin with the greatest possible specificity included the use of the due diligence measures described above.

Risk Mitigation/Future Due Diligence Measures

During the year ended December 31, 2017, the Company undertook the following steps to improve the due diligence conducted to further mitigate the risk that the necessary Conflict Minerals in our products could benefit armed groups in the Covered Countries, including:

•	Maintained a cross-functional team to review and evaluate data gathering in connection with determining the source of the necessary Conflict Minerals in our products and elevated non-responsive issues as necessary;

•	Provided a telephone hot-line and e-mail address for supplier communication relating to Conflict Minerals; and

•	Renewed our membership in RMI in order to enhance our due diligence efforts.

•	Encouraged our direct suppliers to purchase materials from smelters that are listed on the RMAP Compliant Smelter Lists and have been certified as conflict-free by an independent auditor through the RMAP;

•	Encouraged our suppliers to encourage smelters in their supply chain to undergo the audit process to be certified as conflict-free through an industry program, such as the RMAP; and

•	Continued implementing down-stream reporting obligations in our future contracts with suppliers.

Country of Refinery/Smelter Appendix I

Metal	Refinery/Smelter	Country of Refinery/Smelter

Gold	Abington Reldan Metals, LLC	UNITED STATES

Gold	Advanced Chemical Company*	UNITED STATES

Gold	Aida Chemical Industries Co., Ltd.*	JAPAN

Gold	Al Etihad Gold LLC*	UNITED ARAB EMIRATES

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	GERMANY

Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	UZBEKISTAN

Gold	AngloGold Ashanti Córrego do Sítio Mineração*	BRAZIL

Gold	Argor-Heraeus S.A.*	SWITZERLAND

Gold	Asahi Pretec Corp.*	JAPAN

Gold	Asahi Refining Canada Limited*	CANADA

Gold	Asahi Refining USA Inc.*	UNITED STATES

Gold	Asaka Riken Co., Ltd.*	JAPAN

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY

Gold	AU Traders and Refiners*	SOUTH AFRICA

Gold	Aurubis AG*	GERMANY

Gold	Bangalore Refinery*	INDIA

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	PHILIPPINES

Gold	Boliden AB*	SWEDEN

Gold	C. Hafner GmbH + Co. KG*	GERMANY

Gold	Caridad	MEXICO

Gold	CCR Refinery - Glencore Canada Corporation*	CANADA

Gold	Cendres + Métaux S.A.*	SWITZERLAND

Gold	Chimet S.p.A.*	ITALY

Gold	Chugai Mining*	JAPAN

Gold	Daejin Indus Co., Ltd.*	REPUBLIC OF KOREA

Gold	Daye Non-Ferrous Metals Mining Ltd.*	CHINA

Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY

Gold	DODUCO GmbH*	GERMANY

Gold	Dowa*	JAPAN

Gold	DSC (Do Sung Corporation)*	REPUBLIC OF KOREA

Gold	Eco-System Recycling Co., Ltd.*	JAPAN

Gold	Emirates Gold DMCC*	UNITED ARAB EMIRATES

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA

Gold	Geib Refining Corporation*	UNITED STATES

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA

Gold	Guangdong Jinding Gold Limited	CHINA

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA

Gold	HeeSung Metal Ltd.*	REPUBLIC OF KOREA

Gold	Heimerle + Meule GmbH*	GERMANY

Gold	Heraeus Ltd. Hong Kong*	CHINA

Gold	Heraeus Precious Metals GmbH & Co. KG*	GERMANY

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA

Gold	HwaSeong CJ Co., Ltd.	REPUBLIC OF KOREA

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	CHINA

Gold	Ishifuku Metal Industry Co., Ltd.*	JAPAN

Gold	Istanbul Gold Refinery*	TURKEY

Gold	Italpreziosi*	ITALY

Gold	Japan Mint*	JAPAN

Gold	Jiangxi Copper Co., Ltd.*	CHINA

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Gold	JSC Uralelectromed*	RUSSIAN FEDERATION

Gold	JX Nippon Mining & Metals Co., Ltd.*	JAPAN

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES

Gold	Kazakhmys Smelting LLC*	KAZAKHSTAN

Gold	Kazzinc*	KAZAKHSTAN

Gold	Kennecott Utah Copper LLC*	UNITED STATES

Gold	KGHM Polska Miedz Spolka Akcyjna*	POLAND

Gold	Kojima Chemicals Co., Ltd.*	JAPAN

Gold	Kyrgyzaltyn JSC*	KYRGYZSTAN

Gold	KYSHTYM COPPER-ELECTROLYTIC PLANT ZAO	RUSSIAN FEDERATION

Gold	L’azurde Company For Jewelry	SAUDI ARABIA

Gold	L’Orfebre S.A.*	ANDORRA

Gold	Lingbao Gold Co., Ltd.	CHINA

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA

Gold	LS-NIKKO Copper Inc.*	REPUBLIC OF KOREA

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA

Gold	Marsam Metals*	BRAZIL

Gold	Materion*	UNITED STATES

Gold	Matsuda Sangyo Co., Ltd.*	JAPAN

Gold	Metalor Technologies (Hong Kong) Ltd.*	CHINA

Gold	Metalor Technologies (Singapore) Pte., Ltd.*	SINGAPORE

Gold	Metalor Technologies (Suzhou) Ltd.*	CHINA

Gold	Metalor Technologies S.A.*	SWITZERLAND

Gold	Metalor USA Refining Corporation*	UNITED STATES

Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.*	MEXICO

Gold	Mitsubishi Materials Corporation*	JAPAN

Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN

Gold	MMTC-PAMP India Pvt., Ltd.*	INDIA

Gold	Modeltech Sdn Bhd*	MALAYSIA

Gold	Morris and Watson	NEW ZEALAND

Gold	Morris and Watson Gold Coast	AUSTRALIA

Gold	Moscow Special Alloys Processing Plant*	RUSSIAN FEDERATION

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.*	TURKEY

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

Gold	Nihon Material Co., Ltd.*	JAPAN

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	AUSTRIA

Gold	Ohura Precious Metal Industry Co., Ltd.*	JAPAN

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)*	RUSSIAN FEDERATION

Gold	OJSC Novosibirsk Refinery*	RUSSIAN FEDERATION

Gold	PAMP S.A.*	SWITZERLAND

Gold	Pease & Curren	UNITED STATES

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA

Gold	Planta Recuperadora de Metales SpA*	CHILE

Gold	Prioksky Plant of Non-Ferrous Metals*	RUSSIAN FEDERATION

Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA

Gold	PX Précinox S.A.*	SWITZERLAND

Gold	Rand Refinery (Pty) Ltd.*	SOUTH AFRICA

Gold	Refinery of Seemine Gold Co., Ltd.	CHINA

Gold	Remondis Argentia B.V.*	NETHERLANDS

Gold	Republic Metals Corporation*	UNITED STATES

Gold	Royal Canadian Mint*	CANADA

Gold	SAAMP*	FRANCE

Gold	Sabin Metal Corp.	UNITED STATES

Gold	Safimet S.p.A*	ITALY

Gold	SAFINA A.S.*	CZECH REPUBLIC

Gold	Sai Refinery	INDIA

Gold	Samduck Precious Metals*	REPUBLIC OF KOREA

Gold	Samwon Metals Corp.	REPUBLIC OF KOREA

Gold	SAXONIA Edelmetalle GmbH*	GERMANY

Gold	SEMPSA Joyería Platería S.A.*	SPAIN

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CHINA

Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CHINA

Gold	Singway Technology Co., Ltd.*	TAIWAN

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	RUSSIAN FEDERATION

Gold	Solar Applied Materials Technology Corp.*	TAIWAN

Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA

Gold	Sudan Gold Refinery	REPUBLIC OF THE SUDAN

Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN

Gold	SungEel HiMetal Co., Ltd.*	REPUBLIC OF KOREA

Gold	T.C.A S.p.A*	ITALY

Gold	Tanaka Kikinzoku Kogyo K.K.*	JAPAN

Gold	Tokuriki Honten Co., Ltd.*	JAPAN

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA

Gold	Tony Goetz NV	BELGIUM

Gold	TOO Tau-Ken-Altyn*	KAZAKHSTAN

Gold	Torecom*	REPUBLIC OF KOREA

Gold	Umicore Brasil Ltda.*	BRAZIL

Gold	Umicore Precious Metals Thailand*	THAILAND

Gold	Umicore S.A. Business Unit Precious Metals Refining*	BELGIUM

Gold	United Precious Metal Refining, Inc.*	UNITED STATES

Gold	Universal Precious Metals Refining Zambia	ZAMBIA

Gold	Valcambi S.A.*	SWITZERLAND

Gold	Western Australian Mint trading as The Perth Mint*	AUSTRALIA

Gold	WIELAND Edelmetalle GmbH*	GERMANY

Gold	Yamamoto Precious Metal Co., Ltd.*	JAPAN

Gold	Yokohama Metal Co., Ltd.*	JAPAN

Gold	Yunnan Copper Industry Co., Ltd.	CHINA

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA

Gold	Zijin Mining Group Co., Ltd. Gold Refinery*	CHINA

Tantalum	Asaka Riken Co., Ltd.*	JAPAN

Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CHINA

Tantalum	Conghua Tantalum and Niobium Smeltry*	CHINA

Tantalum	D Block Metals, LLC*	UNITED STATES

Tantalum	Exotech Inc.*	UNITED STATES

Tantalum	F&X Electro-Materials Ltd.*	CHINA

Tantalum	FIR Metals & Resource Ltd.*	CHINA

Tantalum	Global Advanced Metals Aizu*	JAPAN

Tantalum	Global Advanced Metals Boyertown*	UNITED STATES

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	CHINA

Tantalum	H.C. Starck Co., Ltd.*	THAILAND

Tantalum	H.C. Starck GmbH*	GERMANY

Tantalum	H.C. Starck Hermsdorf GmbH*	GERMANY

Tantalum	H.C. Starck Inc.*	UNITED STATES

Tantalum	H.C. Starck Ltd.*	JAPAN

Tantalum	H.C. Starck Smelting GmbH & Co. KG*	GERMANY

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CHINA

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CHINA

Tantalum	Jiangxi Tuohong New Raw Material*	CHINA

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA

Tantalum	Jiujiang Tanbre Co., Ltd.*	CHINA

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CHINA

Tantalum	KEMET Blue Metals*	MEXICO

Tantalum	Kemet Blue Powder*	UNITED STATES

Tantalum	KEMET Blue Powder*	UNITED STATES

Tantalum	LSM Brasil S.A.*	BRAZIL

Tantalum	Metallurgical Products India Pvt., Ltd.*	INDIA

Tantalum	Mineração Taboca S.A.*	BRAZIL

Tantalum	Mitsui Mining & Smelting*	JAPAN

Tantalum	Molycorp Silmet A.S.*	ESTONIA

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA

Tantalum	Power Resources Ltd.*	REPUBLIC OF MACEDONIA

Tantalum	QuantumClean*	UNITED STATES

Tantalum	Resind Industria e Comercio Ltda.*	BRAZIL

Tantalum	RFH Tantalum Smeltry Co., Ltd.*	CHINA

Tantalum	Solikamsk Magnesium Works OAO*	RUSSIAN FEDERATION

Tantalum	Taki Chemicals*	JAPAN

Tantalum	Telex Metals*	UNITED STATES

Tantalum	Ulba Metallurgical Plant JSC*	KAZAKHSTAN

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	CHINA

Tin	Alpha*	UNITED STATES

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	CHINA

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	CHINA

Tin	China Tin Group Co., Ltd.*	CHINA

Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA

Tin	CV Ayi Jaya*	INDONESIA

Tin	CV Dua Sekawan*	INDONESIA

Tin	CV Gita Pesona*	INDONESIA

Tin	CV Serumpun Sebalai*	INDONESIA

Tin	CV United Smelting*	INDONESIA

Tin	CV Venus Inti Perkasa*	INDONESIA

Tin	Dowa*	JAPAN

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM

Tin	Elmet (Metallo Spain) S.L.U.*	SPAIN

Tin	EM Vinto*	BOLIVIA

Tin	Estanho de Rondônia S.A.	BRAZIL

Tin	Fenix Metals*	POLAND

Tin	Gejiu Fengming Metallurgy Chemical Plant*	CHINA

Tin	Gejiu Jinye Mineral Company*	CHINA

Tin	Gejiu Kai Meng Industry and Trade LLC*	CHINA

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CHINA

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.*	CHINA

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	CHINA

Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	CHINA

Tin	HuiChang Hill Tin Industry Co., Ltd.*	CHINA

Tin	Huichang Jinshunda Tin Co., Ltd.*	CHINA

Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	CHINA

Tin	Jiangxi New Nanshan Tin Manufactory Co., Ltd.*	CHINA

Tin	Magnu’s Minerais Metais e Ligas Ltda.*	BRAZIL

Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA

Tin	Melt Metais e Ligas S.A.*	BRAZIL

Tin	Metallic Resources, Inc.*	UNITED STATES

Tin	Metallo Belgium N.V.*	BELGIUM

Tin	Mineração Taboca S.A.*	BRAZIL

Tin	Minsur*	PERU

Tin	Mitsubishi Materials Corporation*	JAPAN

Tin	Modeltech Sdn Bhd*	MALAYSIA

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM

Tin	O.M. Manufacturing (Thailand) Co., Ltd. *	THAILAND

Tin	O.M. Manufacturing Philippines, Inc. *	PHILIPPINES

Tin	Operaciones Metalurgical S.A. *	BOLIVIA

Tin	Pongpipat Company Limited	MYANMAR

Tin	PT Aries Kencana Sejahtera*	INDONESIA

Tin	PT Artha Cipta Langgeng*	INDONESIA

Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA

Tin	PT Babel Inti Perkasa*	INDONESIA

Tin	PT Bangka Prima Tin*	INDONESIA

Tin	PT Bangka Serumpun*	INDONESIA

Tin	PT Bangka Tin Industry*	INDONESIA

Tin	PT Belitung Industri Sejahtera*	INDONESIA

Tin	PT Bukit Timah*	INDONESIA

Tin	PT DS Jaya Abadi*	INDONESIA

Tin	PT Eunindo Usaha Mandiri*	INDONESIA

Tin	PT Inti Stania Prima*	INDONESIA

Tin	PT Karimun Mining*	INDONESIA

Tin	PT Kijang Jaya Mandiri*	INDONESIA

Tin	PT Lautan Harmonis Sejahtera*	INDONESIA

Tin	PT Menara Cipta Mulia*	INDONESIA

Tin	PT Mitra Stania Prima*	INDONESIA

Tin	PT Panca Mega Persada*	INDONESIA

Tin	PT Prima Timah Utama*	INDONESIA

Tin	PT Refined Bangka Tin*	INDONESIA

Tin	PT Sariwiguna Binasentosa*	INDONESIA

Tin	PT Stanindo Inti Perkasa*	INDONESIA

Tin	PT Sukses Inti Makmur*	INDONESIA

Tin	PT Sumber Jaya Indah*	INDONESIA

Tin	PT Timah (Persero) Tbk Kundur*	INDONESIA

Tin	PT Timah (Persero) Tbk Mentok*	INDONESIA

Tin	PT Tinindo Inter Nusa*	INDONESIA

Tin	PT Tommy Utama*	INDONESIA

Tin	Resind Industria e Comercio Ltda. *	BRAZIL

Tin	Rui Da Hung*	TAIWAN

Tin	Soft Metais Ltda. *	BRAZIL

Tin	Super Ligas	BRAZIL

Tin	Thaisarco*	THAILAND

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM

Tin	White Solder Metalurgia e Mineração Ltda. *	BRAZIL

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd. *	CHINA

Tin	Yunnan Tin Company Limited*	CHINA

Tungsten	A.L.M.T. TUNGSTEN Corp. *	JAPAN

Tungsten	ACL Metais Eireli*	BRAZIL

Tungsten	Asia Tungsten Products Vietnam Ltd. *	VIETNAM

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd. *	CHINA

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd. *	CHINA

Tungsten	Fujian Jinxin Tungsten Co., Ltd. *	CHINA

Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd. *	CHINA

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd. *	CHINA

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd. *	CHINA

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd. *	CHINA

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA

Tungsten	Global Tungsten & Powders Corp. *	UNITED STATES

Tungsten	Guangdong Xianglu Tungsten Co., Ltd. *	CHINA

Tungsten	H.C. Starck Smelting GmbH & Co. KG*	GERMANY

Tungsten	H.C. Starck GmbH*	GERMANY

Tungsten	Hunan Chenzhou Mining Co., Ltd. *	CHINA

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	CHINA

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd. *	CHINA

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA

Tungsten	Hydrometallurg, JSC*	RUSSIAN FEDERATION

Tungsten	Japan New Metals Co., Ltd. *	JAPAN

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd. *	CHINA

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd. *	CHINA

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd. *	CHINA

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd. *	CHINA

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd. *	CHINA

Tungsten	Kennametal Fallon*	UNITED STATES

Tungsten	Kennametal Huntsville*	UNITED STATES

Tungsten	Malipo Haiyu Tungsten Co., Ltd. *	CHINA

Tungsten	Moliren Ltd. *	RUSSIAN FEDERATION

Tungsten	Niagara Refining LLC*	UNITED STATES

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	VIETNAM

Tungsten	Philippine Chuangxin Industrial Co., Inc. *	PHILIPPINES

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City*	CHINA

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd. *	VIETNAM

Tungsten	Unecha Refractory metals plant*	RUSSIAN FEDERATION

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*	VIETNAM

Tungsten	Wolfram Bergbau und Hütten AG*	AUSTRIA

Tungsten	Woltech Korea Co., Ltd.*	REPUBLIC OF KOREA

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA

Tungsten	Xiamen Tungsten Co., Ltd.*	CHINA

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	CHINA

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	CHINA

*	RMAP Certified as conflict free, actively engaged in the audit process required for certification, or involved in communication with RMI relating to joining the audit process.

Appendix II

Countries of origin are believed to include:

Andorra

Austria

Australia

Belgium

Bolivia

Brazil

Canada

Chile

China

Czech Republic

Estonia

Germany

India

Indonesia

Italy

Japan

Kazakhstan

Kyrgyzstan

Lithuania

Malaysia

Mexico

Myanmar

The Netherlands

New Zealand

Peru

Philippines

Poland

Republic of Korea

Republic of Macedonia

Republic of the Sudan

Russian Federation

Saudi Arabia

Singapore

South Africa

Spain

Sweden

Switzerland

Taiwan

Thailand

Turkey

United Arab Emirates

United Kingdom

United States

Uzbekistan

Vietnam

Zambia

Zimbabwe